                                                                    EXHIBIT 10.1

                             STOCKHOLDERS AGREEMENT



         STOCKHOLDERS AGREEMENT (this "Agreement") is made as of this sixth day of April, 2002 by and among Arrow Stock Holding Corporation, a Delaware corporation (the "Company"), the stockholders listed on Schedule A as the "Ricketts Holders" and the stockholders listed on Schedule B as the "Datek Holders." Certain capitalized terms are defined in Section 1 below.


                                    RECITALS

         WHEREAS, concurrently with the execution of this Agreement, the Company, Ameritrade Holding Corporation ("Ameritrade"), Arrow Merger Corp., Dart Merger Corp. and Datek Online Holdings Corp., a Delaware corporation ("Datek"), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, the "Merger Agreement"), pursuant to which, among other things, two subsidiaries of the Company will be merged into Ameritrade and Datek (the "Mergers") so that Ameritrade and Datek will each become a wholly-owned subsidiary of the Company and the Ricketts Holders and the Datek Holders will be issued shares of Common Stock of the Company; as of the Effective Time the Company will change its name to "Ameritrade Holding Corporation;"

         WHEREAS, the Ricketts Holders and the Datek Holders desire to provide for certain terms relating to the governance of the Company and to set forth certain continuing rights and obligations with respect to the respective interests (after consummation of the Mergers) of the Ricketts Holders and the Datek Holders in the Company, in each case on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Merger Agreement contemplates that this Agreement will be executed concurrently with the execution of the Merger Agreement, with its provisions to be effective upon consummation of the Mergers.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. GENERAL

         1.1. EFFECTIVE DATE. This Agreement shall not be effective, and the parties shall not be bound by any obligations hereunder, until the closing occurs under the Merger Agreement on the Closing Date. In the event that the Merger Agreement is terminated, this Agreement shall automatically terminate without any action on the part of any party.

         1.2. DEFINED TERMS. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

         "Affiliate" means (i) with respect to any specified Person that is not a natural Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, and (ii) with respect to any natural Person, any Family Member of such natural Person.

         "Board" means the Board of directors of the Company.

         "Closing Date" has the meaning provided in the Merger Agreement.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" means the Common Stock, $0.01 par value per share, of the Company and any other equity securities issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

         "Competitor" means a competitor of the Company or any of its subsidiaries who is so determined in the reasonable judgment of the Board. Any person who is, or has an Affiliate who is, a bank, electronic clearing network, stock exchange, broker dealer, clearing firm, or trading software licensor having operations in the United States substantially similar to those conducted by the Company or its subsidiaries (other than any fund, trust or account managed or advised by an investment bank, bank, investment advisor or similar investment fund) at the time of the proposed Transfer will be presumed to be a Competitor unless the Board determines in its reasonable judgment that such Person is not a Competitor. All determinations made by the Board under this definition will be made in good faith after due consideration of all relevant information.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, either through the ownership of voting securities or by contract.

         "Co-Sale Offeree" means, with respect to each Co-Sale Transaction, each Holder other than the Transferring Holder.

         "Co-Sale Transaction" means any Transfer in connection with which the Transferor is required to comply with the provisions of Section 3.2.

         "Datek Holders" means, so long as such person is holding Shares (and has not been designated as a person no longer having rights or obligations under this Agreement in accordance with Section 2.4), the persons identified on Schedule B as "Datek Holders", their successors and permitted assigns.

         "Distribution" means a distribution as described in clause (iv) of the definition of Excluded Transfer.

         "Effective Time" has the meaning provided in the Merger Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Excluded Transfer" means a Transfer by a Holder (i) pursuant to a Rule 144 Transaction or pursuant to a Registered Public Offering; (ii) with respect to any Holder who is a natural person, to a Family Member of such Holder; provided that such Transferee exercises a Joinder Agreement and becomes a Ricketts Holder, or a Datek Holder as the case may be, hereunder; (iii) with respect to any other Holder, to any Affiliate of such Holder; provided that such Affiliate executes a Joinder Agreement and becomes a Datek Holder, or a Ricketts Holder as the case may be, hereunder; (iv) to a limited partner, member or general partner of the Holder receiving Shares in a distribution of assets of the Holder to its members or partners; or (v) to a broker-dealer or similar firm in an equity derivative contract including a prepaid or other forward sale of Shares.

         "Family Member" means (i) a spouse, descendant, or any other Person related by blood, adoption or marriage to such individual or such individual's spouse, (ii) any trust, family partnership or limited liability company whose beneficiaries shall primarily be such individual and/or such individual's spouse and/or any Person related by blood or adoption to such individual or such individual's spouse, and (iii) the estate or heirs of such individual.

         "Fully Converted Basis" means, with respect to calculating the number of shares of Common Stock held by a person, all such shares then outstanding plus all shares of Common Stock issuable upon the exercise, conversion or exchange of other securities of the Company held by such Holder.

         "Holders" means, collectively, the Ricketts Holders and the Datek Holders.

         "Joinder Agreement" means a Joinder Agreement substantially in the form set forth on Exhibit A; a Joinder Agreement need only be signed by the assignee and the Company.

         "M&A Transaction" means (i) the merger or consolidation of the Company with any person, (ii) the sale, lease or exchange of all or substantially all of the Company's assets or properties determined on a consolidated basis in any transaction or series of related transactions or (iii) any transaction or series of related transactions pursuant to which the Company issues Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than a Registered Public Offering for cash, and, in the case of (i), (ii) and (iii), if such transaction requires approval of the stockholders of the Company.

         "Original Datek Holdings" means the Shares held by all of the Datek Holders in the aggregate as set forth on Schedule C immediately after the Effective Time, as adjusted to reflect stock splits, combinations, recapitalizations and similar transactions after the Effective Time.

         "Original Ricketts Holdings" means the Shares held by all of the Ricketts Holders and Family Members of the Ricketts Holders in the aggregate as set forth on Schedule C immediately after the Effective Time, as adjusted to reflect stock splits, combinations, recapitalizations and similar transactions after the Effective Time.

         "Outside Date" means the date which is one day after the Company's annual meeting of stockholders in 2006.

         "Permitted Transferee" means a Transferee under the clauses (ii), (iii) or (iv) of the definition of "Excluded Transfer."

         "Person" or "person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, a joint venture, an unincorporated organization and any other entity or organization, governmental or otherwise, or division of any of the foregoing.

         "Qualified M&A Transaction" means:

                  (i) for the period from and after the Closing Date until March 27, 2005, an M&A Transaction that is approved by a majority of the entire Board and is recommended by the directors for approval by the stockholders of the Company; provided that this majority includes the affirmative vote of at least one Datek Director and at least one Ricketts Director (so long as this approval and recommendation has not been withdrawn by the Board); or

                  (ii) for the period from and after March 27, 2005 until the Second Outside Date, an M&A Transaction that is approved by a majority of the entire Board and is recommended by the directors for approval by the stockholders of the Company (so long as this approval and recommendation has not been withdrawn by the Board).

         "Registered Public Offering" means an offering of shares of Common Stock that is registered under the Securities Act and is distributed to the public.

         "Ricketts Holders" means, so long as such person is holding Shares (and has not been designated as a person no longer having rights or obligations under this Agreement in accordance with Section 2.4), the persons identified on Schedule A as "Ricketts Holders", their successors and permitted assigns.

         "Rule 144 Transaction" means a transfer of Shares complying with Rule 144 or Rule 145 under the Securities Act as such rules are in effect on the date of such transfer which has been effected pursuant to a "brokers transaction" as defined in clauses (1) and (2) of paragraph (g) of Rule 144 as in effect on the date hereof.

         "Second Outside Date" means the date which is one day after the Company's annual meeting of stockholders in 2007.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shares" means, collectively, any shares of Common Stock and securities convertible into Common Stock owned by any Holder.

         "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security or of any rights associated therewith, whether voluntary or involuntary; provided that "Transfer" shall not include the granting of a security interest in Shares to secure indebtedness for borrowed money (so long as the Shares will remain subject to this Agreement upon any foreclosure thereon). "Transferred" means the accomplishment of a Transfer, and "Transferee" means each recipient of a Transfer.

         "Transferring Holder" means any Holder who proposes to Transfer all or a portion of the Shares held by such Holder.

         "Unqualified M&A Transaction" means for the period from and after the Closing Date until March 27, 2005, an M&A Transaction in which (i) the Board approval did not include the approval of at least one Datek Director and at least one Ricketts Director or (ii) the Board approval did not include a majority of the entire Board.

1.3. RULES OF CONSTRUCTION.

         For all purposes of this Agreement unless otherwise expressly provided:

                  (a) "own", "ownership", "held" and "holding" refer to ownership or holding beneficially, nominally or as record holder or record owner;

                  (b) references to Sections, Exhibits, Schedules and Annexes refer to Sections of this Agreement and Exhibits, Schedules and Annexes attached to this Agreement;

                  (c) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

                  (d) the headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of its terms; and

                  (e) "including" means including without limitation.

2. GOVERNANCE

         2.1. BOARD REPRESENTATION. Each Holder shall vote all of the voting securities of the Company held by it in a manner so as to effect the following:

                  (a) The authorized number of directors comprising the Board shall be nine (9) members, classified into three (3) classes of three directors each: (x) Class I having a term expiring at the annual meeting of stockholders of the Company in 2003 and every third year thereafter; (y) Class II having a term expiring at the annual meeting of stockholders of the Company in 2004 and every third year thereafter; and (z) Class III having a term expiring at the annual meeting of stockholders of the Company in 2005 and every third year thereafter.

                  (b) Through the Outside Date, the persons to be elected as directors to the Board shall be designated as follows:

                           (i) the Datek Holders shall have the right to designate one Class I Director, one Class II Director and one Class III Director (each, a "Datek Director");

                           (ii) the Ricketts Holders shall have the right to designate one Class I Director, one Class II Director and one Class III Director (each, a "Ricketts Director"); and

                           (iii) (x) the Datek Holders shall have the right to designate one director (who shall be a Class I Director, the "Datek Independent Director"), (y) the Ricketts Holders shall have the right to designate one director (who shall be a Class II Director, the "Ricketts Independent Director"), and (z) together the Datek Independent Director and the Ricketts Independent Director shall designate a third director (who shall be a Class III Director) (these directors, the "Independent Directors"); provided that any person designated as an Independent Director must (A) be reasonably acceptable to a majority of the Datek Directors and a majority of the Ricketts Directors; (B) not be an Affiliate or Family Member of any Ricketts Holder or Datek Holder; and (C) not be employed by the Company or any of its subsidiaries.

                  (c) Until three years after the Outside Date, in the event of any vacancy on the Board due to death, disability, retirement, resignation or removal of a Datek Director (or Ricketts Director) designated in accordance with
Section 2.1, unless his or her resignation or removal is pursuant to Section 2.4, the replacement director shall be designated by a majority of the remaining Datek Directors (or the remaining Ricketts Directors, as the case may be). In the event of any such vacancy on the Board of an Independent Director designated in accordance with Section 2.1, the replacement Independent Director shall be designated in the same manner as the Independent Director as to whom the vacancy developed. Until three years after the Outside Date, each Datek Holder (and each Ricketts Holder) shall not vote Shares held by it in favor of a removal (other than for cause) of a Director designated by the Ricketts Holders (or the Datek Holders, as the case may be) pursuant to Section 2.1(a), except as provided in
Section 2.4.

                  (d) Until three years after the Outside Date, if, for any reason, any director designated in accordance with Section 2.1 is not elected to the Board, the Holders will call a special meeting or act by written consent to vote for the removal of the director not so designated under Section 2.1 and to vote for the election of the person so designated to the Board.

                  (e) After the annual meeting of stockholders of the Company in 2006, the Holders will no longer be required to vote their Shares for any director as provided in Section 2.1 nor take any action required by Section 2.2, except as may be required under Section 2.1(c) and (d).

                  (f) No party shall designate a director who (i) has been removed for cause from the Board; or (ii) has ever been convicted of a felony; or (iii) is or, within 10 years prior to the date of designation, has been subject to any injunction for violation of any federal or state securities law.

                  (g) Any designation made by the Datek Holders or the Ricketts Holders under this Section 2.1, Section 2.3 or Section 2.4 will be made by giving notice to the Company, the Datek Holders and the Ricketts Holders, accompanied by a certificate that the designation has been validly made in accordance with an agreement or understanding among the Datek Holders (or the Ricketts Holders, as the case may be).

         2.2. AGREEMENT TO VOTE. Each Holder shall vote all of the Shares held by it for the persons designated pursuant to Section 2.1 and shall take all other necessary or desirable actions within its control (including calling a meeting of stockholders of the Company, attending all meetings in person or by proxy for purposes of obtaining a quorum, voting to remove directors not designated in accordance with the provisions of this Agreement and executing all written consents in lieu of meetings, as applicable) to effectuate the provisions of this Section 2. The Company, subject to the Board's fiduciary duties, shall take all necessary and desirable actions within its control (including calling special meetings of the Board and stockholders) to effectuate the provisions of this Section 2.

         2.3. COMMITTEES. Until the Second Outside Date, (i) the Company shall, subject to the Board's fiduciary duties, cause at least one Datek Director designated by the Datek Holders and one Ricketts Director designated by the Ricketts Holders to be appointed to each of the committees of the Board, and
(ii) if the Datek Director (or the Ricketts Director, as the case may be) serving on any such committee shall cease to serve as a director of the Company for any reason or otherwise is unable to fulfill his or her duties on any such committee unless his or her ceasing to serve on such committee is pursuant to
Section 2.4, the Company, subject to the fiduciary duties of the Board, shall cause the director to be succeeded by another Datek Director (or a Ricketts Director, as the case may be) designated by the remaining Datek Directors (or the Ricketts Directors, as the case may be).

         2.4. REDUCTIONS IN DIRECTORS.

         (a) If, at any time, the aggregate number of Shares held by the Datek Holders falls below a Target Percentage Level of the Original Datek Holdings, then immediately prior to the following annual meeting of the stockholders of the Company, the total number of Datek Directors shall be reduced (if necessary) to the total number shown below opposite such Target Percentage Level. This reduction will be accomplished by the resignation or removal of one or more Datek Directors (as selected by the Datek Holders) immediately prior to the annual meeting. Upon the resignation or removal of a director pursuant to this
Section 2.4(a), one Datek Holder (as selected by the Datek Holders), together with its Affiliates who are otherwise subject to this Agreement, will no longer constitute a Datek Holder and will have no further rights and obligations under this Agreement.

                                                                        TOTAL NUMBER OF
                                                                        ---------------
                        TARGET PERCENTAGE LEVEL                         DATEK DIRECTORS
                        -----------------------                         ---------------
                              33% or more                                      3

                              22% - 32.9%                                      2

                              11% - 21.9%                                      1

                               0% - 10.9%                                      0

         (b) If, at any time the aggregate number of Shares held by the Ricketts Holders and Family Members of the Ricketts Holders falls below a Target Percentage Level of the Original Ricketts Holdings, then immediately prior to the following annual meeting of the stockholders of the Company, the total number of Ricketts Directors shall be reduced (if necessary) to the total number shown below opposite such Target Percentage Level. This reduction will be accomplished by the resignation or removal of one or more Ricketts Directors (as selected by the Ricketts Holders) immediately prior to the annual meeting. Upon the resignation or removal of a director pursuant to this Section 2.4(b), one Ricketts Holder (as selected by the Ricketts Holders), together with its Affiliates who are otherwise subject to this Agreement, will no longer constitute a Ricketts Holder and will have no further rights and obligations under this Agreement.

                                                                        TOTAL NUMBER OF
                                                                        ---------------
                        TARGET PERCENTAGE LEVEL                       RICKETTS DIRECTORS
                        -----------------------                       ------------------
                              33% or more                                      3

                              22% - 32.9%                                      2

                              11% - 21.9%                                      1

                               0% - 10.9%                                      0

         2.5. NO EXPANSION OF DUTIES. The parties acknowledge that the Datek Holders and their Affiliates may have investments in other businesses similar to and which may compete with the Company's businesses ("Competing Businesses") and reserve the right to make additional investments in other Competing Businesses independent of their investments in the Company. By virtue of a Datek Holder holding Shares or by having persons designated by or affiliated with such Datek Holder serving on or observing at meetings of the Board or any of the Company's subsidiaries' (each, a "Subsidiary") respective boards of directors (or the functional equivalent thereof in the case of non-corporate Subsidiaries) or otherwise, no Datek Holder nor any of the Datek Holders' respective Affiliates nor any Datek Director shall have any obligation to the Company, any Subsidiary or any holder of Shares to refrain from competing with the Company or any Subsidiary, making investments in Competing Businesses or otherwise engaging in any commercial activity, and none of the Company, any Subsidiary or any holder of Shares (other than such Datek Holder) shall have any right with respect to any such investments or activities undertaken by such Datek Holder or other persons. Without limitation of the foregoing, each Datek Holder or any Affiliates thereof or any Datek Director may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary, and none of the Company, any Subsidiary or any holder of Shares (other than the Datek Holder) shall have any rights or expectancy by virtue of such Datek Holder's (or other person's) relationships with the Company, any Subsidiary, this Agreement or otherwise in and to such independent ventures or the income of profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business, shall not be deemed wrongful or improper. No Datek Holder nor any of its Affiliates nor any Datek Director shall be obligated to present any particular investment opportunity (so long as the opportunity did not arise by virtue of a Datek Director being a member of the Board) to the Company or any Subsidiary even if such opportunity is of a character that, if presented to the Company or a Subsidiary, could be taken by the Company or such Subsidiary, and the Datek Holder and their respective Affiliates and the Datek Directors shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity. The provisions of this
Section 2.5 shall in no way limit or eliminate the Datek Holders' and their respective Affiliates' and the Datek Directors' duties, responsibilities and obligations with respect to any proprietary information of the Company and any Subsidiary, including the duty to not disclose or use such proprietary information improperly or to obtain therefrom an improper personal benefit. Except as otherwise set forth in this Section, this Section 2.5 shall not limit or eliminate the fiduciary duties of any Datek Director or otherwise be deemed to exculpate any such Datek Director from any breach of his or her fiduciary duties to the Company. The Company agrees that at the Effective Time its certificate of incorporation will contain a provision to this effect.

         2.6. ACTIONS TAKEN. Any action taken by a director designated by Datek Holders or Ricketts Holders in his or her capacity as a director (such as approving or authorizing transactions, adopting resolutions, etc.) shall be considered to be an action taken by such director solely in his or her capacity as a director and not in any other capacity and shall not be construed as, considered to be or deemed to be an action taken by any Holder and such action shall not in any way bind, obligate, estop, waive the rights of or otherwise affect in any way such Holders (in their capacity as stockholders or otherwise) or the directors in any capacity other than as directors of the Company.

         2.7. OBSERVER RIGHTS. Until the Outside Date, the Datek Holders will have the right to send one representative to each meeting of the Board (and the board of directors of any Subsidiary), and such representative is to act as an observer without a vote or other rights as a director (except the right to receive sufficient notice to enable such attendance and the right to receive all other communications, information and materials furnished, from time to time, to directors of the Company (and such other Subsidiaries) and the right to receive reimbursement for travel expenses to the same extent as directors of the Company). The observer shall be selected by a majority of the Datek Directors. In addition, until the Outside Date, if requested, the Ricketts Holders will have the right to send an additional observer, as selected by a majority of the Ricketts Directors; this observer will be subject to the same restrictions and have the same rights as the observer selected by the Datek Directors. The Board may exclude the observer from any portion of a meeting and may withhold confidential information or materials if necessary to preserve the attorney-client privilege or if the Board determines, in its reasonable judgment, that the exclusion or withholding is reasonably necessary in the interests of the Company.

         2.8. TECHNOLOGY INTEGRATION TASK FORCE. Immediately after the Closing Date, there shall be established a Technology Integration Task Force, comprised of an equal number of Datek employees on the one hand and Ameritrade employees on the other hand (in each case selected by the Board), plus one representative to be selected by Bain Capital (who shall be the Chairman of the Technology Integration Task Force). The Technology Integration Task Force will oversee, in consultation with a consultant appointed by the Board, the integration of Datek technology with the Company's technology, subject to the oversight and approval of the Board.

         2.9. CUSTOMER ORDER HANDLING. The parties understand that the objective of the Company is that execution of transactions for customers of the Company will comply with all applicable regulatory standards and that the Company will continue to adopt and enforce procedures and policies to that end. The Company recognizes that a large part of the success of Datek and its high client satisfaction is attributable to the ECN execution destination of The Island ECN, Inc. and the value placed on this facility by Datek's clients. Because the number one priority for the combined Company will be the best interests of its clients, the Company will endeavor to maintain the success of this facility. The Company will preserve the functionality of Datek technology with respect to order handling and the Company will continue to use a functionally equivalent system.

3. TAG-ALONG RIGHTS

         3.1. CERTAIN TRANSFERS.

                  (a) Private Transfers to Competitors and 15% Holders. If, prior to the third anniversary of the Closing Date, a Holder proposes to Transfer any Shares to a Competitor or to a person (together with its Affiliates) or "group" (as defined in Section 13(d) of the Exchange Act), who would, upon consummation of such Transfer beneficially own 15% or more of the Common Stock (as determined under Section 13(d) of the Exchange Act), the Transferring Holder will be required to comply with Section 3.2; provided that Excluded Transfers shall not be subject to Section 3.2.

                  (b) Private Transfers to 5% Holders. If, prior to the first anniversary of the Closing Date, a Holder proposes to Transfer any Shares to a person (together with its Affiliates) or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder), who would, upon consummation of such Transfer beneficially own 5% or more of the Common Stock (as determined under Section 13(d) of the Exchange Act), the Transferring Holder will be required to comply with Section 3.2; provided that Excluded Transfers shall not be subject to Section 3.2.

                  (c) Procedures for Transfers to Competitors. If, prior to the third anniversary of the Closing Date, a Holder proposes to Transfer any Shares to a person who it reasonably believes might be deemed to be a Competitor, the Holder will provide a Transfer Notice to the Company and to the Board. The Company shall notify the Holder within ten (10) business days after receipt of the Transfer Notice as to whether the Board has determined that the proposed Transferee is a Competitor (a "Response Notice"); if the Board has determined that the Transferee is a Competitor, Section 3.1(a) applies. Any determination by the Board shall be made pursuant to procedures to be developed by the Board. If a Response Notice is not delivered to the Transferring Holder within the ten (10) business day period, the proposed Transferee shall be deemed not to be a "Competitor". A "Transfer Notice" will set forth the following: it is a Transfer Notice under this Section 3.1(c); it requires a Response Notice within a ten (10) business day period; the Holder proposes to Transfer an amount of Shares to a person who may be a Competitor; the amount of Shares proposed to be Transferred and the identification of the proposed Transferee, including a brief description of its business. Excluded Transfers are not subject to this Section 3.1(c).

                  (d) No Other Restrictions. Except as set forth in Sections 3.1, 3.2, 3.3 and 4(b), there are no restrictions in this Agreement with respect to any Transfer of Shares by a Holder.

         3.2. TAG-ALONG RIGHTS.

                  (a) The Transferring Holder will promptly give each Co-Sale Offeree written notice (a "Co-Sale Notice") of the terms and conditions of the Co-Sale Transaction, including the maximum number of Shares owned by the Transferring Holder and all Co-Sale Offerees that the proposed Transferee is willing to purchase (the "Co-Sale Shares"), the identity of the proposed Transferee, the cash or other consideration, and all other material terms of the Co-Sale Transaction. Each Co-Sale Offeree shall have the right to participate in the Co-Sale Transaction on the terms and conditions as set forth in the Co-Sale Notice (the "Co-Sale Option"), which right shall be exercisable upon written notice (the "Acceptance Notice") to the Transferring Holder within twenty (20) days after the receipt by the Co-Sale Offerees of the Co-Sale Notice. The Acceptance Notice shall indicate the number of shares each Co-Sale Offeree wishes to sell on the terms and conditions stated in the Co-Sale Notice. To the extent one or more of the Co-Sale Offerees exercise such right of participation in accordance with the terms and conditions set forth in the Co-Sale Notice, the number of shares of stock that such Transferring Holder may sell in the transaction shall be correspondingly reduced as provided in Section 3.2(b).

                  (b) Each of the Transferring Holder and each Co-Sale Offeree shall in its discretion have the right to sell up to a portion of its Shares pursuant to the Co-Sale Transaction that is equal to the product obtained by multiplying (i) the total number of Co-Sale Shares by (ii) a fraction, the numerator of which is the total number of Shares held by such Transferring Holder or Co-Sale Offeree on a Fully Converted Basis and the denominator of which is the total number of Shares held by the Transferring Holder and all Co-Sale Offerees on a Fully Converted Basis. To the extent one or more Co-Sale Offerees elect not to exercise their Co-Sale Option in full, then the rights of the Transferring Holder and the other Co-Sale Offerees who exercised their Co-Sale Option to sell Shares shall be increased proportionately based on their relative holdings of Shares by the full amount of Shares that the non-electing Co-Sale Offerees were entitled to but did not sell pursuant to the preceding sentence. If not all of the Co-Sale Offerees elect to sell their pro rata share of the Co-Sale Shares within said twenty (20) day period, then the Transferring Holder shall promptly notify in writing the Co-Sale Offerees who do so elect and shall offer such Co-Sale Offerees the additional right to participate to the extent of their pro rata share of the full amount of the Co-Sale Shares which the non-electing Co-Sale Offerees were entitled to but did not sell. Each Co-Sale Offeree shall have five (5) days after receipt of such notice to notify the Transferring Holder of its election to sell additional shares.

                  (c) Within ten (10) days after the date by which the Co-Sale Offerees are required to notify the Transferring Holder of their intent to exercise the Co-Sale Option, the Transferring Holder shall notify each Co-Sale Offeree of the number of shares held by such Co-Sale Offeree that will be included in the sale and the date on which the Co-Sale Transaction will be consummated, which shall be no later than the later of (i) sixty (60) days after the date by which the Co-Sale Offerees were required to notify the Transferring Holder of their intent to exercise the Co-Sale Option and (ii) the satisfaction of any governmental approval or filing requirements, if any. No Co-Sale Offeree participating, as a result of a Co-Sale Notice, in a Co-Sale Transaction as to which this Section 3.2 applies shall be required to give a Co-Sale Notice pursuant to this Section 3.2 with respect to any Shares to be included by such Co-Sale Offeree in such Co-Sale Transaction.

                  (d) Each Co-Sale Offeree participating in a Co-Sale Transaction hereunder agrees to execute and deliver such agreements as may be reasonably specified by the Transferring Holder to which the Transferring Holder will also be party, including without limitation agreements to (i) (A) make individual representations, warranties, covenants and other agreements as to the unencumbered title to the Shares being conveyed and (B) be liable without limitation as to such representations, warranties, covenants and other agreements and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (d) in connection with any Co-Sale Transaction shall not exceed the lesser of (x) such participating Co-Sale Offeree's pro rata portion of any such liability, to be determined in accordance with such participating Co-Sale Offeree's portion of the total number of Shares included in such Co-Sale Transaction and (y) the proceeds to such participating Co-Sale Offeree in connection with such Co-Sale Transaction. At the time of consummation of the Co-Sale Transaction, the proposed Transferee shall remit directly to each such Co-Sale Offeree that portion of the sale proceeds to which such Co-Sale Offeree is entitled by reason of its participation therein.

                  (e) Promptly after such sale, the Transferring Holder shall notify each participating Co-Sale Offeree of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by any such Co-Sale Offeree. In the event that the Co-Sale Transaction is not consummated within the period required by Section 3.2(a) or the proposed Transferee fails timely to remit to each such Co-Sale Offeree its portion of the sale proceeds, the Proposed Transaction shall be deemed to lapse, and any Transfers of shares pursuant to such Proposed Transaction shall be deemed to be in violation of the provisions of this Agreement unless the Transferring Holder once again complies with the provisions of Section 3 with respect to such Proposed Transaction.

                  (f) Any Co-Sale Offeree may designate another Person to exercise its Co-Sale Option, provided the designated Person is an Affiliate of the designating Co-Sale Offeree.

         3.3. PROHIBITED TRANSFERS. If any Transfer is made or attempted contrary to the provisions of Section 3.1, then: (a) this purported Transfer shall be void ab initio; (b) the Company and the Holders shall have, in addition to any other legal or equitable remedies that they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and (c) the Company shall have the right to refuse to recognize any Transferee of a void Transfer as one of its stockholders for any purpose.

4. M&A TRANSACTIONS.

                  (a) Each Holder, as a stockholder, agrees:

                           (i) until the Second Outside Date, to vote all of the Shares held by it in favor of (or to execute written consents in favor of) any Qualified M&A Transaction; and

                           (ii) until March 27, 2005, to vote all of the Shares held by it against (or to execute written consents against) any Unqualified M&A Transaction.

                  (b) Each Holder agrees that until March 27, 2005, it will not tender any Shares held by it in connection with any tender offer for Common Stock subject to Section 14(d)(1) of the Exchange Act unless the tender offer has been approved by a majority of the entire Board; provided, that the majority includes the affirmative vote of at least one Datek Director and at least one Ricketts Director.

5. GENERAL

         5.1. TERMINATION. This Agreement shall terminate on the Second Outside Date, except for any provisions which expressly continue after that date.

         5.2. CERTIFICATE OF INCORPORATION. The Company agrees that the certificate of incorporation of the Company as of the Effective Time will contain provisions to the following effect: (i) there shall be a classified board as contemplated by Section 2.1(a); (ii) directors may be removed by the stockholders without cause; (iii) the right of holders of 25% of the outstanding shares of Common Stock to call a special meeting of the stockholders of the Company; (iv) the right of holders of 5% of the outstanding shares of Common Stock to nominate directors; (v) the right of stockholders to act by written consent; (vi) mandatory director indemnification; and (vii) director exculpation.

         5.3. AMENDMENTS, WAIVERS AND CONSENTS.

                  (a) No course of dealing between or among any of the parties to this Agreement and no delay on the part of any party in exercising any rights under this Agreement or any other agreement contemplated by this Agreement shall operate as a waiver of any such rights.

                  (b) This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by (x) Datek Holders holding 80% of the Shares then owned by Datek Holders, voting together as a single class and (y) Ricketts Holders holding 80% of the Shares then owned by the Ricketts Holders, voting together as a single class; provided that no amendment or modification may alter (in any material respect) or impose material obligations on the Company unless the Company consents to the amendment or modification. Each such amendment, modification, extension, termination and waiver shall be binding upon each party and each holder of Shares subject to this Agreement. In addition, each party and each holder of Shares subject to this Agreement may waive any right hereunder by an instrument in writing signed by such party or holder and delivered to the Company.

         5.4. CERTAIN ACTIONS. Unless otherwise expressly provided herein, whenever any action or consent is required under this Agreement by (i) the Datek Holders (as a group, as opposed to the exercise by a Datek Holder of its individual rights or obligations hereunder), it shall be by the affirmative vote of the holders of Shares representing a majority of the Shares then held by the Datek Holders, voting together as a separate class, and (ii) the Ricketts Holders (as a group, as opposed to the exercise by a Ricketts Holder of its individual rights or obligations hereunder), it shall be by the affirmative vote of the holders of Shares representing a majority of the Shares then held by the Ricketts Holders, voting together as a separate class.

         5.5. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by any Datek Holder without the consent of the Ricketts Holders, or by any Ricketts Holder without the consent of the Datek Holders, except a Holder may assign its rights and obligations to a Permitted Transferee to whom it Transfers Shares. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The only Transferees bound by the terms of this Agreement are those set forth in subclauses (ii) and (iii) of the definition of Excluded Transfers and a person foreclosing upon a security interest in Shares; provided, that in the event that a Distribution is effected for the primary purpose of intentionally avoiding the obligations under Section 2.2 and Section 4, each distributee will then be bound by those provisions with respect to the Shares held by it.

         5.6. LEGEND ON SECURITIES. The Company and each of the Holders acknowledge and agree that substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by a Holder:

         THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF APRIL ___, 2002, AS AMENDED FROM TIME TO TIME, WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER. A COMPLETE AND CORRECT COPY OF THIS AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         5.7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles which might result in the applications of the law of any other jurisdiction, except to the extent that the General Corporation Law of the State of Delaware applies as a result of the Company being a Delaware corporation.

         5.8. SPECIFIC PERFORMANCE. The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

         5.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.10. NOTICES AND DEMANDS. Any notice given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, or five (5) business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two
(2) business days after being sent by overnight delivery providing receipt of delivery, or, provided the recipient shall have indicated the appropriate telephone number and/or e-mail address, by telecopy, or other method of facsimile, or by electronic mail with the recipient's receipt of the message being acknowledged or confirmed (electronically or otherwise), to the following addresses: if to the Company, at its address set forth on Schedule A, or at any other address designated by the Company to the Holders and the other parties in writing; if to a Ricketts Holder or a Datek Holder, at its address as designated for notice in Schedule A or Schedule B, or at any other address designated by it to the Company in writing.

         5.11. JURISDICTION. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Southern District of the State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the New York Courts and agree not to plead or claim that such litigation brought in any New York Court has been brought in an inconvenient forum.

         5.12. WAIVER OF JURY TRIAL. Each of the parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement.

         5.13. SEVERABILITY. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. Should any provision of this Agreement be deemed prohibited or invalid under applicable law, that provision shall be ineffective to the extent of the prohibition or invalidity, which shall not invalidate the remainder of that provision or the other provisions of this Agreement.

         5.14. THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties and such assigns, any legal or equitable rights hereunder.

         5.15. INTEGRATION. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to this subject matter.

         5.16. SCHEDULE C. Immediately after the Closing Date, the Company shall attach Schedule C showing the aggregate number of Shares held by the Family Members of the Ricketts Holders (who are not themselves Ricketts Holders). Schedule C shall also set forth the aggregate number of Original Datek Holdings and Original Ricketts Holdings as of the Effective Time. Copies of Schedule C shall be delivered to each of the Datek Holders and the Ricketts Holders.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first above written.

                                COMPANY:


                                ARROW STOCK HOLDING CORPORATION


                                By: /s/ Joseph Moglia
                                   ----------------------------------------
                                Name: Joseph Moglia
                                Title: CEO


                                DATEK HOLDERS:

                                BAIN CAPITAL FUND VII, L.P.
                                BAIN CAPITAL VII COINVESTMENT FUND, L.P.

                                By:   Bain Capital Partners VII, L.P.,
                                      its General Partner

                                      By:    Bain Capital Investors, LLC,
                                             its General Partner

                                             By: /s/ John Connaughton
                                                 --------------------------
                                                 Name:  John Connaughton
                                                 Title:  Managing Director


                                BCI DATEK INVESTORS, LLC


                                             By: /s/ John Connaughton
                                                 --------------------------
                                                 Name:  John Connaughton
                                                 Title:  Managing Director


                                BCIP ASSOCIATES II
                                BCIP ASSOCIATES II-B
                                BCIP TRUST ASSOCIATES II
                                BCIP TRUST ASSOCIATES II-B


                                             By: /s/ John Connaughton
                                                 --------------------------
                                                 Name:  John Connaughton
                                                 Title:  Managing Director



Signature page to Stockholders Agreement

                                SILVER LAKE PARTNERS, L.P.

                                By: Silver Lake Technology Associates, L.L.C., its General Partner


                                      By:  /s/ Michael Bingle
                                           --------------------------------
                                           Name:  Michael Bingle
                                           Title:  VP


                                SILVER LAKE INVESTORS, L.P.

                                By: Silver Lake Technology Associates, L.L.C., its General Partner


                                      By:  /s/ Michael Bingle
                                           --------------------------------
                                           Name:  Michael Bingle
                                           Title:  VP


                                SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.

                                By: Silver Lake Technology Management, L.L.C., its Managing Member


                                      By:  /s/ Michael Bingle
                                           --------------------------------
                                           Name:  Michael Bingle
                                           Title:  VP




Signature page to Stockholders Agreement

                                TA/ADVENT VIII, L.P.

                                By:   TA Associates VIII, LLC,
                                      its General Partner

                                      By:    TA Associates, Inc.,
                                             its Manager


                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director


                                TA EXECUTIVES FUND, LLC

                                By:   TA Associates, Inc.,
                                      its Manager

                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director




                                TA INVESTORS, LLC

                                By:   TA Associates, Inc.,
                                      its Manager


                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director




                                TA ATLANTIC & PACIFIC IV, L.P.

                                By:   TA Associates AP IV Partners, L.P.,
                                      its General Partner

                                      By:    TA Associates, Inc.,
                                             its Manager


Signature page to Stockholders Agreement

                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director


                                TA IX, L.P.

                                By:   TA Associates IX, LLC,
                                      its General Partner

                                      By:    TA Associates, Inc.,
                                             its Manager

                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director


                                ADVENT ATLANTIC & PACIFIC III, L.P.

                                By:   TA Associates AAP III Partners, L.P.,
                                      its General Partner

                                      By:    TA Associates, Inc.,
                                             its General Partner

                                             By: /s/ Ken Schiciano
                                                 -------------------------------
                                                 Name:  Ken Schiciano
                                                 Title:  Managing Director



Signature page to Stockholders Agreement

                                RICKETTS HOLDERS:


                                /s/ J. Joe Ricketts
                                ---------------------------------------------
                                J. Joe Ricketts

                                /s/ Marlene M. Ricketts
                                ---------------------------------------------
                                Marlene M. Ricketts


                                MARLENE M. RICKETTS 1994 DYNASTY TRUST

                                By:   /s/ J. Joe Ricketts
                                      ---------------------------------------
                                      J. Joe Ricketts, trustee


                                J. JOE RICKETTS 1994 DYNASTY TRUST

                                By:   /s/ Marlene M. Ricketts
                                      ---------------------------------------
                                      Marlene M. Ricketts, trustee


                                RICKETTS GRANDCHILDREN TRUST

                                By:   /s/ Marie T. Koley, P.T. Admin. Officer
                                      ---------------------------------------
                                      First National Bank of Omaha, trustee



Signature page to Stockholders Agreement

                                                                       EXHIBIT A


                            FORM OF JOINDER AGREEMENT


         The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the "Agreement") dated as of [ ], 2002 by and among [A], a Delaware corporation (the "Company"), and the other parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term "Holder" [and "Datek Holder" (or "Ricketts Holder", as the case may be)]. The address and facsimile number to which notices may be sent to the undersigned is as follows:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Facsimile No.     ________________________.


                             ---------------------------------------------------
                                             [NAME]

                                   SCHEDULE A

                                RICKETTS HOLDERS


NAME                                                 ADDRESS FOR NOTICES
----                                                 -------------------
J. Joe Ricketts                                      c/o Ameritrade Holding Corporation
                                                     4211 South 102nd Street
                                                     Omaha, NE  68127
                                                     Attn.:  J. Joe Ricketts
                                                     Facsimile: 402-597-5624

Marlene M. Ricketts                                  c/o Ameritrade Holding Corporation
                                                     4211 South 102nd Street
                                                     Omaha, NE  68127
                                                     Attn.:  J. Joe Ricketts
                                                     Facsimile: 402-597-5624

Marlene M. Ricketts 1994 Dynasty Trust               c/o Ameritrade Holding Corporation
                                                     4211 South 102nd Street
                                                     Omaha, NE  68127
                                                     Attn.:  J. Joe Ricketts
                                                     Facsimile: 402-597-5624

J. Joe Ricketts 1994 Dynasty Trust                   c/o Ameritrade Holding Corporation
                                                     4211 South 102nd Street
                                                     Omaha, NE  68127
                                                     Attn.:  J. Joe Ricketts
                                                     Facsimile: 402-597-5624

Ricketts Grandchildren Trust                         c/o First National Bank of Omaha
                                                     First National Center
                                                     16th and Dodge Streets
                                                     Omaha, NE  68102
                                                     Attn.:  J. Joe Ricketts
                                                     Facsimile: 402-597-5624

                                   SCHEDULE B

                                  DATEK HOLDERS


NAME                                                 ADDRESS FOR NOTICES
----                                                 -------------------

Bain Capital Fund VII, L.P.                          c/o Bain Capital
Bain Capital VII Co Investment Fund, L.P.            111 Huntington Ave.
BCI Datek Investors, LLC                             Boston, MA 02199
BCIP Associates II                                   Attn: John Connaughton
BCIP Associates II-B                                 Fascimile:  617-516-2010
BCIP Trust Associates II
BCIP Trust Associates II-B
                                                     with a copy to:
                                                     c/o Ropes & Gray
                                                     One International Place
                                                     Boston, MA 02110-2624
                                                     Attn: Al Rose
                                                     Fascimile: 617-951-7050


Silver Lake Partners, L.P.                           c/o Silver Lake Partners
Silver Lake Investors, L.P.                          2725 Sand Hill Road
Silver Lake Technology Investors, L.L.C.             Menlo Park, CA 94025
SLP CI-2, L.P.
                                                     Attn.: Karl Detweiler
                                                     Facsimile: 650-233-8125

                                                     Additional fascimile copy:

                                                     Attn.: Mike Bingle
                                                     Facsimile: 212-981-3535





TA/Atlantic & Pacific IV, L.P.                       c/o TA Associates
TA/Advent VIII, L.P.                                 125 High Street, Suite 2500
TA Investors, LLC                                    Boston, MA 02110
TA Executives Fund, LLC
TA IX, L.P.                                          Attn.: Thomas Alber
                                                     Facsimile: 617-574-6789